UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

REDWIRE CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholders,

We are pleased to invite you to attend the Annual Meeting of Shareholders of Redwire Corporation (“Redwire,” the “Company,” “we,” “us,” or, when used in the possessive form, “our”) to be held on Wednesday, May 20, 2026, at 10:00 a.m. Eastern Time (“Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Given the benefits derived from conducting a virtual only meeting last year, namely reduced expenses and increased convenience and accessibility for shareholders to participate, we have determined that holding a virtual only meeting again this year is desirable. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2026. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you elected to receive proxy materials by mail. You will not be able to attend the Annual Meeting in person.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.
to elect three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.	to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement;

4.	to approve, in an advisory and non-binding vote, the frequency of future advisory votes on the compensation of our named executive officers; and

5.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of our Board of Directors.

Our Board of Directors (the “Board”) has set the record date as March 27, 2026. Only shareholders that owned shares of the Company’s common stock, par value $0.0001 per share, together with shareholders who owned shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share, at the close of business on that day are entitled to notice of and may vote at the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or, if you received printed copies of the proxy materials, by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

/s/ Peter Cannito
Peter Cannito
Chairman, Chief Executive Officer and President

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

The 2026 Annual Meeting of Shareholders of Redwire Corporation will be held via the internet at www.virtualshareholdermeeting.com/RDW2026 on Wednesday, May 20, 2026, at 10:00 a.m. Eastern Time for the following purposes:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.	to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement;

4.	to approve, in an advisory and non-binding vote, the frequency of future advisory votes on the compensation of our named executive officers; and

5.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of our Board of Directors.

Shareholders of record that owned shares of the Company’s common stock, par value $0.0001 per share, together with shareholders who owned shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share, as of the close of business on March 27, 2026, are entitled to vote.

This Notice of 2026 Annual Meeting of Shareholders is accompanied by a proxy statement for the 2026 Annual Meeting of Shareholders. As permitted by applicable securities law, the Company is using “notice-and-access” to deliver the proxy statement to its shareholders. On or about April 10, 2026, the Company will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to the Company’s shareholders as of the record date with information about how they can access the proxy statement electronically and how to request a paper copy. Notice-and-access substantially reduces the Company’s printing and mailing costs and is environmentally friendly as it reduces paper and energy consumption.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders
to be Held on May 20, 2026.

This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

/s/ Aaron Futch
Aaron Futch
Executive Vice President, General Counsel and Secretary

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive these materials?
The Board is soliciting your proxy to vote at our 2026 Annual Meeting of Shareholders (“Annual Meeting”) or at any adjournment or postponement thereof. Shareholders who own shares of our common stock, par value $0.0001 per share (“Common Stock”), together with shareholders who own shares of our Series A convertible preferred stock, par value $0.0001 per share (“Preferred Stock”) (on an as converted to Common Stock basis), as of the close of business as of the record date, March 27, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Q:	Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
For distribution of this proxy statement and other proxy materials to shareholders, the Company is using the “Notice-and-Access” provisions of applicable securities laws set forth in Rule 14a-16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under notice-and-access, companies may post proxy materials on a website for investor access and review and also must make such proxy materials available in paper copy upon request at no cost. Notice-and-access substantially reduces the Company’s printing and mailing costs and is environmentally friendly as it reduces paper and energy consumption. This proxy statement and our annual report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com, on our website at https://ir.redwirespace.com and on our profile page on the Securities and Exchange Commission’s (“SEC”) website at https://www.sec.gov.

Householding. The SEC rules permit us to print an individual’s multiple accounts on a single Notice or set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one Notice or set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Shareholders who participate in householding continue to receive separate control numbers for voting electronically. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. via telephone at 1-866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding and have their own procedures for shareholders who wish to receive individual copies of the Notice or proxy materials.

Q:	Who will be entitled to vote?
The presence, in person (virtually) or by proxy, of shareholders entitled to vote a majority of the shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis) outstanding on the Record Date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked “WITHHOLD” or “ABSTAIN” as well as broker non-votes will be counted as “present” for purposes of determining the existence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Shareholders who owned shares of either or both of our Common Stock or our Preferred Stock as of the close of business on the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 198,918,728 shares of Common Stock outstanding and 46,505.1 shares of Preferred Stock outstanding, at a conversion price of $3.05 per share. Holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Preferred Stock are entitled to a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is convertible, which was approximately 345.49 votes per share of Preferred Stock as of the Record Date. As a result, holders of shares of Preferred Stock are entitled to an aggregate of 16,067,291 votes on an as converted to Common Stock basis, and therefore, a total of 214,986,019 shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis) will constitute the basis for determining whether a quorum is present at the Annual Meeting and for determining the voting on the proposals submitted for approval at the Annual Meeting.

Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What will I be voting on?
You will be voting:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.	to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement;

4.	to approve, in an advisory and non-binding vote, the frequency of future advisory votes on the compensation of our named executive officers; and

5.	to transact other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of our Board of Directors.

Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:

1.	FOR the election of Reggie Brothers, Michael Greene and Dorothy D. Hayes as Class II directors;

2.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.	FOR the approval, in an advisory and non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement; and

4.	Every Year, in an advisory and non-binding vote, as the frequency of future advisory votes on the compensation of our named executive officers.

Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/RDW2026. You will need to log in by entering your unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you elected to receive proxy materials by mail. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;

2.	via telephone by calling 1-800-690-6903; or

3.	if you elected to receive proxy materials by mail, by signing, dating and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2026.

Q:	Can I access the proxy materials electronically?
Yes. For distribution of this proxy statement and other proxy materials to shareholders, the Company is using the “Notice-and-Access” provisions of applicable securities laws set forth in Rule 14a-16 under the Exchange Act. Under notice-and-access, companies may post proxy materials on a website for investor access and review and also must make such proxy materials available in paper copy upon request at no cost. This proxy statement and our annual report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com, on our website at https://ir.redwirespace.com and on our profile page on the SEC website at https://www.sec.gov. You have received online access to this proxy statement and other proxy materials unless you have opted for delivery of paper proxy materials. It is anticipated that the Notice will first be mailed to shareholder on or about April 10, 2026.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to Be Held on May 20, 2026.

This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

Q:	How may I obtain a paper copy of this proxy statement?
You have received online access to this proxy statement and other proxy materials, unless you have opted for delivery of paper proxy materials. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or other nominee for instructions on how to change their proxy vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903;

3.	if you elected to receive proxy materials by mail, by signing and returning a new proxy card; or

4.	by voting at the virtual Annual Meeting.

Q:	How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.

If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/RDW2026 and entering your 16-digit control number. This number is included in your Notice or proxy card if you elected to receive proxy materials by mail.

If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/RDW2026 for at least one year.

If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the Annual Meeting.

Q:	What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time, and will remain available through the end of the Annual Meeting.

Q:	Why is the Annual Meeting virtual only?
We are excited to provide ease of access, real-time communication, and cost savings for our shareholders and the Company. Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world.

Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein (with the Preferred Stock voting on an as converted to Common Stock basis). This means that the three nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the elections of those nominees. Broker non-votes will not impact the election of the nominees.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote from the holders of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 2 - Ratification of Independent Registered Public Accounting Firm (with the Preferred Stock voting on an as converted to Common Stock basis). Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. There will not be broker non-votes with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The affirmative vote from the holders of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 3 - Advisory Vote to Approve Named Executive Officer Compensation (with the Preferred Stock voting on an as converted to Common Stock basis). Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will have no effect on the outcome of this vote. Although the results of this proposal will not be binding on the Company, the Board or the Compensation Committee, the Board and Compensation Committee will review the results of this vote and take it into consideration when making future decisions regarding named executive officer compensation.

PROPOSAL 4 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
This proposal requires the holders of shares of common stock to choose among alternatives of “1 year,” “2 years,” “3 years” or “Abstain.” The choice receiving the highest number of votes cast will be considered our shareholders’ preference for the frequency of the shareholders’ non-binding, advisory vote concerning named executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote. The vote with respect to the frequency of future advisory votes on executive compensation is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the results of this vote and take it into consideration when making future decisions regarding the frequency of the shareholder advisory vote on executive compensation.

Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2027 Annual Meeting of Shareholders?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Shareholders to be held in 2027 (“2027 Annual Meeting”), must be received by the Company’s Secretary at our principal executive offices at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256, no later than December 11, 2026, and must otherwise comply with the requirements of Rule 14a-8. Shareholders wishing to make a director nomination or bring a proposal before the 2027 Annual Meeting other than pursuant to SEC Rule 14a-8 must comply with the advance notice provisions of the Company’s Bylaws (the “Bylaws”), which require, among other things, that you provide timely written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on February 19, 2027 and not earlier than the close of business on January 20, 2027. However, if the date of the 2027 Annual Meeting is held within a period that commences more than 30 calendar days before or 70 days after the first anniversary of the 2026 Annual Meeting, then our Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2027 Annual Meeting and no later than the close of business on the later of the 90th calendar day prior to the date of the 2027 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by us. In addition to the foregoing requirements under our Bylaws, including the notice deadlines set forth above and therein, to comply with the requirements set forth in Rule 14a-19 (the universal proxy rules) of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must also provide written notice to our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the mailing address provided above no later than March 22, 2027.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of eight directors. Our Certificate of Incorporation (the “Certificate of Incorporation” or “COI”) provides that, subject to the rights provided by our Certificate of Designation (as defined and described below), the authorized number of directors may be changed only by approval of 66 2/3% of the directors present at a meeting at which a quorum is present. Our COI also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each Annual Meeting of Shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of March 27, 2026, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Peter Cannito	I	53	Chairman, Chief Executive Officer and President	2021	2028
Joanne O. Isham	I	70	Director	2024	2028
Kirk Konert	I	39	Director	2021	2028
Reggie Brothers	II	66	Director	2021	2026	2029
Michael Greene	II	64	Director	2025	2026	2029
Dorothy D. Hayes	II	75	Director	2025	2026	2029
Frank Calvelli	III	61	Director	2026	2027
General (Ret.) James McConville	III	67	Director	2025	2027

We believe that for our Board to effectively guide us to long-term sustainable and dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. To best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in aerospace, space infrastructure or defense. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics (“Code of Conduct”) and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee considers criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics. Currently, of the eight directors on our Board, two are female and one is racially/ethnically diverse.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.

Subject to any earlier resignation or removal in accordance with the terms of our COI, our Bylaws, the A&R Investor Rights Agreement (as defined and discussed below) and our Certificate of Designation (as defined and discussed below), our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the 2027 Annual Meeting, and our Class I directors will serve until the 2028 Annual Meeting of Shareholders. In addition, our COI provides that, because AE Industrial Partners, LP and its permitted affiliates (“AEI”), currently beneficially owns, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

A&R Investor Rights Agreement
In connection with our business combination that took place on September 2, 2021 (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of March 25, 2021, by and among AE Red Holdings, LLC (“Holdings”); Cosmos Intermediate, LLC, a direct and wholly owned subsidiary of Holdings; Genesis Park Acquisition Corp (“GPAC”); and Shepard Merger Sub Corporation, a direct and wholly owned subsidiary of GPAC, we entered into an Investor Rights Agreement, dated as of March 25, 2021, by and among Genesis Park II, LP, Genesis Park Holdings (“GNPK” and collectively with Holdings, the “Principal Shareholders”), GPAC, Holdings and Jefferies LLC (the “Original Investor Rights Agreement”). In connection with our acquisition of Redwire Defense Tech Intermediate Holdings, LLC (f/k/a Edge Autonomy Intermediate Holdings, LLC) (“RDT Holdings”) and its subsidiaries that took place on June 13, 2025 (the “RDT Closing Date”) pursuant to that certain Agreement and Plan of Merger, dated as of January 20, 2025, as amended on June 8, 2025, by and among the Company, Edge Autonomy Ultimate Holdings, LP (“Rollover Seller”), RDT Holdings, Echelon Merger Sub, Inc., and Echelon Purchaser, LLC (the “RDT Combination”), we entered into an Amended & Restated Investor Rights Agreement, dated as of June 13, 2025, by and among the (i) Company, (ii) Genesis Park II LP, (iii) Holdings, AE Industrial Partners Fund II GP, LP, AeroEquity GP, LLC, AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP, AE Industrial Partners Fund II-B, LP, AE Industrial Partners Structured Solutions I, L.P. and AE Industrial Partners Structured Solutions I GP, L.P. (collectively, the “Partners”) (iv) Rollover Seller, and (v) each other Person who executes a joinder thereto as an “Other Holder” (the “A&R Investor Rights Agreement”). The A&R Investor Rights Agreement replaced the Original Investor Rights Agreement and provides Partners and Rollover Seller the right to designate certain of the nominees for election to the Board as follows: (i) Partners has the right to appoint (a) four nominees so long as Partners beneficially owns 50% or greater of the total number of shares of Common Stock beneficially owned by Partners upon completion of the RDT Combination (the “AE Original Amount”), (b) three nominees so long as Partners owns 37.5% or greater, but less than 50%, of the AE Original Amount, (c) two nominees so long as Partners owns 25% or greater, but less than 37.5%, of the AE Original Amount, and (d) one nominee so long as Partners owns 10% or greater, but less than 25%, of the AE Original Amount, and (ii) Rollover Seller has the right to appoint one nominee so long as Rollover Seller beneficially owns 25% or greater of the total number of shares of Common Stock beneficially owned by Rollover Seller upon completion of the RDT Combination. The A&R Investor Rights Agreement also provides that Partners and Rollover Seller, as applicable, have the exclusive right to require the Company to take certain actions to submit for approval by the Company’s shareholders the removal of any such nominee of Partners or Rollover Seller and to designate the replacement for any of their Board designees whose Board service terminates prior to the end of the director’s term. The A&R Investor Rights Agreement will generally terminate with respect to each party at such time that they cease to own any of our Common Stock, warrants or other equity securities issuable with respect to our Common Stock and warrants by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

Certificate of Designation
The rights, terms and privileges of the Preferred Stock are generally governed by the Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock, which became effective on January 5, 2023 and which was subsequently amended, effective October 31, 2023 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, if dividends on any shares of Preferred Stock have not been declared and paid for three or more dividend periods (whether or not consecutive) ending after the seven year and six month anniversary of the initial issue date, the number of directors then constituting the Board shall be increased by two and the holders of Preferred Stock are entitled to nominate two additional members for election to the Board; provided, however, that such right will terminate upon the payment in full of accumulated and unpaid dividends. Upon the termination of such right, the term of office of each director nominated pursuant to the foregoing shall terminate at such time and the number of directors on the Board shall automatically decrease by two.

Shareholder Recommendations for Director Nominees
Subject to the director nomination rights described above, the Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. See “Commonly Asked Questions and Answers About the Annual Meeting— What is the deadline for submitting a shareholder proposal or director nomination for the 2027 Annual Meeting of Shareholders?” above.

When filling a vacancy on the Board that is not subject to the nomination rights described above, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter, and the same process will be used for all candidates, including candidates recommended by shareholders. A copy of our Corporate Governance Guidelines is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. We will make a printed copy of our Corporate Governance Guidelines available to any shareholder who so requests.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age*	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Reggie Brothers	II	66	Director	2021	2026	2029
Michael Greene	II	64	Director	2025	2026	2029
Dorothy D. Hayes	II	75	Director	2025	2026	2029

*	Ages as of March 27, 2026.
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2029 Annual Meeting
Reggie Brothers. Dr. Brothers has served on our Board since September 2021 and served on the board of Holdings from March 2020 until our Business Combination in September 2021. Dr. Brothers has served as a director of York Space Systems, Inc. (NYSE: YSS) since January 2026, as a director of Leonardo DRS, Inc. (NASDAQ: DRS) since January 2022 and as a member of its Audit Committee, a Principal of MIT Lincoln Laboratory since July 2023 and an Operating Partner of AE Industrial since October of 2022. Previously, Dr. Brothers served as CEO of BigBear.ai (NYSE:BBAI) from June 2020 to October 2022, Chief Technology Officer at Peraton Corporation from January 2018 to June 2020 and Principal at The Chertoff Group from January 2017 to January 2018. From April 2014 to February 2017, Dr. Brothers served as the Under Secretary for Science and Technology at the Department of Homeland Security. Dr. Brothers received an undergraduate degree from Tufts University, a master’s degree from Southern Methodist University and a PhD from Massachusetts Institute of Technology. We believe that Dr. Brother’s 30-year career and extensive experience in senior leadership positions in science and technology spanning academia, government and industry, as well as his professional trajectory and experience in relevant industries, qualifies him to serve as a director of our Board.

Michael Greene. Mr. Greene has served on our Board since July 2025. Mr. Greene is the Co-CEO and Managing Partner at AE Industrial Partners, LLC and has responsibility for the overall management of the firm, primarily focusing on the growth and operational execution of portfolio investments. Since joining AE Industrial in 2008, Mr. Greene has been a member of the firm’s Management and Investment Committees. Previously, Mr. Greene was a Partner with UBS Capital Americas, LLC and UBS Capital, LLC from 1990 to 2008. Mr. Greene was a founding partner of the non-investment grade debt and equity businesses at UBS AG. Mr. Greene serves as a Trustee of The College of the Holy Cross in Worcester, Massachusetts. Mr. Greene received a BA from The College of the Holy Cross and an MBA from Harvard Business School. We believe that Mr. Greene’s extensive experience and history in portfolio company management qualifies him to be a director of our Board.

Dorothy D. Hayes. Ms. Hayes has served on our Board since October 2025. Ms. Hayes has served as a director of BigBear.ai (NYSE:BBAI) and as Chair of its Audit Committee since December 2021. Ms. Hayes previously served on the board of directors and as Chair of both the Compensation Committee and Nominating and Corporate Governance Committee of GigCapital4, prior to its business combination with BigBear.ai in December 2021. Ms. Hayes also served on the board of directors and as Chair of the Audit Committee of GigCapital5 prior to its business combination with QT Imaging Holdings in March 2024. She was appointed as a director of Intevac, Inc. (NASDAQ: IVAC) in June 2019, where she served as the Chair of the Audit Committee and a member of the Human Capital Committee until March 2025, when Intevac, Inc. was acquired by Seagate Technology Holdings plc. Ms. Hayes previously served on the board of directors at First Tech Federal Credit Union, a cooperative financial institution, from 2011 until April 2024, including as Chair between 2016 until April 2022, and, prior to its merger with First Tech Federal Credit Union, she also served on the board of directors of Addison Avenue Federal

Credit Union from 2002 until 2011. From 2003 until her retirement in 2008, Ms. Hayes served as Corporate Controller and Chief Accounting Officer and later as Chief Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard (NYSE: HPE), a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes graduated from Bentley University in 1987 with an M.S. in Finance, and received from the University of Massachusetts, Amherst both an M.S. in Business Administration in 1976 and a B.A. in Elementary Education in 1972. The Board has determined that Ms. Hayes is financially sophisticated and is an “audit committee financial expert” as defined under SEC regulations. We believe that Ms. Hayes’ business experience and financial expertise qualifies her to be a director of our Board.

Continuing Directors
Class III Directors (terms expiring in 2027)
Frank Calvelli. Mr. Calvelli has served on our Board since March 2026. Mr. Calvelli has served as a director of True Anomaly, Inc. since January 2025 and as a member of the Board of Trustees of The Aerospace Corporation since March 2025. From May 2022 to January 2025, he served as the Assistant Secretary of the Air Force for Space Acquisition and Integration, where he was the Service Acquisition Executive overseeing an annual budget in excess of $18 billion and directing programs for the U.S. Space Force, including Space Systems Command and the Space Development Agency. Previously, Mr. Calvelli was a Senior Vice President at Booz Allen Hamilton (NYSE: BAH) from July 2021 to April 2022. From 2012 to 2020, he served as the Principal Deputy Director of the National Reconnaissance Office (NRO), where he managed the day-to-day operations of the 3,500-person agency and its satellite and ground systems portfolio. Mr. Calvelli also currently serves on the Strategic Advisory Board of Parsons Corporation (NYSE: PSN) and as an instructor at Pardus Inc. He previously served on the board of directors of Altamira Technologies from June 2025 until its acquisition in January 2026. Mr. Calvelli holds a Bachelor’s degree in Computer and Information Sciences from the State University of New York at Potsdam and an M.B.A. from Loyola University Maryland. We believe that Mr. Calvelli’s extensive experience in relevant industries, qualifies him to serve as a director of our Board.

General (Ret.) James McConville. Gen. McConville has served on our Board since October 2025. Gen. McConville has served as a director of York Space Systems, Inc. (NYSE: YSS) since January 2026 and a director of BETA Technologies, Inc. (NYSE: BETA) since October 2024. Gen. McConville has been an Operating Partner with AE Industrial Partners since September 2023. Gen. McConville was the 40th Chief of Staff of the United States Army from August 2019 to August 2023 and held various ranks and commands as a commissioned officer of the United States Army from May 1981 to August 2023. Gen. McConville led combat organizations from the platoon to the division level and was the longest serving commander of the 101st Airborne Division. His leadership and modernization initiatives led the Army through significant transformational efforts and included the adoption of a new information age-focused talent management platform, as well as new weapon systems. Gen. McConville is a Senior Fellow at the Belfer Center at Harvard University and a member of the Georgia Tech Research Institute External Advisory Council. Gen. McConville has also served as a member of the board of directors of All.Space since October 2025, of RDT Holdings from October 2023 until its acquisition by the Company in June 2025 and of REDLattice from October 2023 to January 2025. Gen. McConville holds a Bachelor of Science degree from the United States Military Academy at West Point, New York and a Master of Science degree in Aerospace Engineering from Georgia Tech, and was a 2002 National Security Fellow at Harvard University. Gen. McConville is a 2024 Distinguished Graduate of the United States Military Academy and a 2024 member of the Army Aviation Hall of Fame and qualified in, among others, the AH-64D Apache, OH-58D, AH-6, AH-1. We believe that Gen. McConville’s extensive experience in relevant industries, qualifies him to serve as a director of our Board.

Class I Directors (terms expiring in 2028)
Peter Cannito, Chair. Mr. Cannito has served on our Board and as our Chief Executive Officer since September 2021 and also as our President since December 2022. Mr. Cannito served on the board of Holdings from March 2020 until our Business Combination in September 2021. Mr. Cannito has served as a director and Chairman of BigBear.ai (NYSE:BBAI) since December 2021. Prior to his current role, Mr. Cannito served from October 2016 to December 2018 as the CEO of Polaris Alpha, a high-tech solutions provider developing systems for the Department of Defense and Intelligence Community. Prior to that, Mr. Cannito held executive roles, including CEO and COO, at EOIR Technologies and led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito served from January 1, 2019 through June 2019 as a consultant for NSNext, LLC. Mr. Cannito has been an

Operating Partner with AE Industrial Partners, LP since June 2019. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware and an MBA from the University of Maryland. Mr. Cannito also served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director of our Board.

Joanne Isham. Ms. Isham has served on our Board since January 2024 and previously served on our Board from September 2021 to October 2022. She also served on the board of Holdings from March 2020 until our Business Combination in September 2021. Ms. Isham is an independent consultant and the Founder of Veros Global Solutions, LLC, and Isham Associates, LLC, advisory firms focused on national security and innovative technologies. She has worked at each since January 2020 and December 2011, respectively. Previously, Ms. Isham was as a director of Maxar Technologies Inc. and its predecessor, SSL MDA Holdings, Inc., from 2016 to 2023, and of MDA Information Systems, Inc.’s proxy board from 2012 to 2017. From June 2006 to December 2010, Ms. Isham was Vice President, Deputy General Manager of Network Systems at BAE Systems plc, Chief Operations Officer of HPTi; and Vice President of L1. Prior to joining the private sector, Ms. Isham was employed by the Central Intelligence Agency (“CIA”) from 1977 through 2006. During her tenure she served in multiple positions as a leader responsible for Congressional Affairs, Resource Management, and Technical Program Execution. From 1998 to 2001, she was the CIA Deputy Director for Science and Technology. From 2001 to 2006, she was assigned as the Deputy Director of the National Geospatial-Intelligence Agency. Ms. Isham earned her undergraduate degree from the University of Notre Dame. We believe that Ms. Isham’s professional trajectory and experience in relevant industries qualifies her to serve as a director of our Board.

Kirk Konert. Mr. Konert has served on our Board since September of 2021 and served on the board of Holdings from March 2020 until our Business Combination in September 2021. Mr. Konert has served with AE Industrial Partners, LP, as a Managing Partner since December 2023, Partner from October 2019 to December 2023 and Principal from August 2014 to October 2019. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert has served as a director of York Space Systems Inc. (NYSE: YSS) since 2026 and is Chair of its board of directors and a member of its Compensation and Nominating and Corporate Governance Committees, of Firefly Aerospace Inc. (NASDAQ: FLY) since 2025 and is Chair of its Compensation Committee and a member of its Audit Committee, and of BigBear.ai (NYSE:BBAI) since 2021 and is Chair of its Compensation Committee. Mr. Konert earned his undergraduate degree from Davidson College. We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director of our Board.

Status as a Controlled Company
When Holdings possessed a majority of the voting power of our stock, we were a controlled company under the New York Stock Exchange (“NYSE”) rules. Under NYSE rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:
•we have a board of directors that is composed of a majority of “independent directors,” as defined under the NYSE rules;
•we have a compensation committee that is composed entirely of independent directors; and
•we have a nominating and corporate governance committee that is composed entirely of independent directors.
Regardless of whether we are a controlled company, we remain subject to the NYSE corporate governance requirement that our Audit Committee be composed entirely of independent directors. We currently have a majority of independent directors on our Board. In addition, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each consist entirely of independent directors under the NYSE rules. Additionally, our Audit Committee consists of entirely independent directors under Rule 10A-3 of the Exchange Act, and our Compensation Committee consists entirely of independent directors under Rule 10C-1 under the Exchange Act. Although we are no longer a controlled company at this time, we may in the future, however, rely on the exemptions afforded to controlled companies described above, if we regain controlled company status in the future. We intend to continue to take all action necessary to comply with the NYSE rules, including maintaining a majority of independent directors to our Board and ensuring our Compensation Committee and Nominating and Corporate Governance Committee is each composed entirely of independent directors, subject to a permitted “phase-in” period.

Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2025, our Board held fourteen meetings, our Audit Committee held six meetings, our Compensation Committee held four meetings and our Nominating and Corporate Governance Committee held four meetings. Directors are expected to attend the Annual Meeting, and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2025, each director, except for Les Daniels, who resigned from the Board on July 11, 2025, attended the Annual Meeting, and each incumbent director attended at least 75% of the meetings of the Board and the total number of meetings held by any of the committees of the Board on which the director served during each such director’s tenure.

The rules of the NYSE require that non-management directors of a listed company meet periodically in executive sessions and that independent directors hold an executive session at least once a year. Alternatively, companies may instead choose to hold regularly scheduled executive sessions of the independent directors only. During 2025, the Company’s non-management directors met periodically in executive sessions, and the Company's independent directors met separately in executive session at least one time. The Board has not designated any particular director to preside over executive sessions.

Each of our standing committees has a written charter, which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. Our website is not part of this notice and proxy statement.

The table below sets forth the composition of our Board committees as of March 27, 2026:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter Cannito, Chair
Joanne O. Isham		X	X (Chair)
Kirk Konert		X (Chair)	X
Reggie Brothers	X	X
Michael Greene
Dorothy D. Hayes	X (Chair)
Frank Calvelli
James McConville	X

Audit Committee
Our Audit Committee is composed of Reggie Brothers, Dorothy D. Hayes and James McConville, with Ms. Hayes serving as Chair thereof. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that Reggie Brothers, Dorothy D. Hayes and James McConville meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. Our Board determined that Dorothy D. Hayes is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of the NYSE. The Audit Committee’s responsibilities include:

1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3.	reviewing our policies on risk assessment and risk management;

4.	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing and discussing with our independent registered public accounting firm and management any audit problems or difficulties, including significant disagreements with management, and the resolution thereof;

6.	reviewing and approving the scope, staffing and performance of the internal audit function;

7.	reviewing the adequacy and effectiveness of our internal controls over financial reporting;

8.	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

9.	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

10.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

11.	preparing the Audit Committee Report required by the rules of the SEC to be included in our annual proxy statement;

12.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

13.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Joanne O. Isham and Kirk Konert, with Ms. Isham serving as Chair thereof. The Nominating and Corporate Governance Committee’s responsibilities include:

1.	developing and recommending to our Board criteria for board and committee membership;

2.	subject to the nomination rights described elsewhere in this proxy statement, identifying and recommending to our Board the persons to be nominated for election as directors;

3.	developing and recommending to our Board best practices and corporate governance principles;

4.	developing and recommending to our Board a set of corporate governance guidelines; and

5.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Compensation Committee
Our Compensation Committee is composed of Kirk Konert, Reggie Brothers and Joanne O. Isham, with Mr. Konert serving as Chair thereof. Our Board has determined that Kirk Konert, Reggie Brothers and Joanne O. Isham meet the independence requirements of Rule 10C-1 under the Exchange Act and the applicable listing standards of the NYSE. The Compensation Committee’s responsibilities include:

1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

2.	evaluating the performance of our Chief Executive Officer and other executive officers in light of such corporate goals and objectives and recommending to the Board the approval of the compensation of our Chief Executive Officer;

3.	reviewing and approving the compensation of our other executive officers;

4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

6.	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the NYSE;

7.	reviewing and establishing our overall management compensation, philosophy and policy, including policies for recovery of officer compensation in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

8.	overseeing and administering our compensation and similar plans;

9.	reviewing and making recommendations to our Board with respect to director compensation; and

10.	reviewing and discussing with management, when applicable, and recommending to the Board the compensation discussion and analysis and other such compensation disclosures to be included in our annual proxy statement or Annual Report on Form 10-K.

The Compensation Committee and Nominating and Corporate Governance Committee each have the authority to delegate any of their responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as each Committee may deem appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the respective Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NYSE. The Audit Committee also has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Audit Committee may deem appropriate in its sole discretion, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. No Committee has delegated any of its responsibilities to a subcommittee.

Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers this structure to be appropriate at this time, the roles of various positions and related key governance practices. Our Board believes the mix of experienced independent directors and directors affiliated with AE that currently make up our Board and our Board committee composition benefit the Company and its shareholders.

Independence
Unless eligible for the controlled company exemptions described above, NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Reggie Brothers, Frank Calvelli, Dorothy D. Hayes, Joanne O. Isham, Kirk Konert and James McConville is an independent director under the NYSE rules, each of Reggie Brothers, Dorothy D. Hayes and James McConville is an independent director under Rule 10A-3 of the Exchange Act, and each of Kirk Konert, Reggie Brothers and Joanne O. Isham is an independent director under Rule 10C-1 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s securities by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions” of this proxy statement.

Classified Board of Directors
Our COI also provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The term of the Class II directors will expire immediately following this Annual Meeting, the term of the Class III directors will expire immediately following our 2027 Annual Meeting and the term of the Class I directors will expire immediately following our 2028 Annual Meeting of Shareholders.

Chairman and Chief Executive Officer
With respect to the roles of Chairman and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the Business Combination, the roles of Chairman and Chief Executive Officer have been held by Peter Cannito. Given Mr. Cannito's deep knowledge and understanding of the Company’s business model, strategy, operations and culture, the Board combined the offices of Chairman and Chief Executive Officer and determined that Mr. Cannito is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. Additionally, given Mr. Cannito’s background, the Board believes that combining the roles of Chairman and Chief Executive Officer is the most effective leadership structure, because it allows Mr. Cannito to both oversee the day-to-day operations of the Company as well as leverage his expertise to provide strategic guidance and effective oversight at the Board level. Our Board does not have a “lead independent director.” Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as deemed appropriate.

Self-Evaluation
Our Nominating and Corporate Governance Committee conducts an annual performance evaluation to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee reviews and determines the design, scope and content of the evaluation, and leads the execution thereof. The evaluation process consists of assessments of the Board and each standing committee of the Board. Written questionnaires solicit feedback on a range of issues, including Board and committee structure and composition, meeting process and dynamics, execution of key responsibilities, interaction with management, interaction with advisors and other third parties and information and resources. Director suggestions for improvements based on evaluation results, as well as to evaluation questionnaires and process, are considered for implementation for the following year.

Management Succession and Chief Executive Officer Compensation
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level and changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board an officer succession plan. The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer and each such other officers will make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Hedging and Pledging Transactions
Pursuant to our Insider Trading Policy, we prohibit our directors, officers and employees from engaging in hedging or monetization transactions, including the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

The Company has adopted an insider trading policy that governs the purchase, sale and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, with regard to the Company trading its own securities, it is the Company's policy to comply with the federal securities laws and the applicable exchange listing requirements.

Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Audit Committee also monitors compliance with legal and regulatory requirements, strategies and progress of audits and remediation efforts. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks.

In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks, financial and liquidity risks, and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal, regulatory, privacy, financial, tax and audit related risks.

Code of Conduct and Ethics
We have adopted a Code of Conduct that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.redwirespace.com. We will make a printed copy of the Code of Conduct available to any shareholder who so requests.

If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://ir.redwirespace.com. The information on our website is not part of this proxy statement.

Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
Telephone: (650) 701-7722
Attention: Board of Directors
c/o General Counsel and Secretary

Each communication should specify to which director or directors the communication is addressed, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee(s). The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic (such as a personal grievance) or requests general information regarding the Company.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. Services provided to the Company and its subsidiaries by KPMG LLP for the year ended December 31, 2025 are described below and under the heading “Audit Committee Report” beginning on page 19 of this proxy statement.

Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by KPMG for the years ended December 31, 2025 and December 31, 2024:

	2025	2024
Audit Fees	$3,958,035	$1,716,199
Audit-Related Fees	$1,105,000	$324,500
Tax Fees	$—	$—
All Other Fees	$49,318	$97,558
Total	$5,112,353	$2,138,257

Audit Fees. Consists of fees billed for services related to the annual audit of the Company's consolidated financial statements, including the interim reviews of the Company's quarterly financial statements, and statutory audits of the Company's foreign subsidiaries.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include, among others, due diligence in connection with the acquisition of RDT Holdings, the issuance of comfort letters in connection with equity offerings, consents required for the Company’s filing of registration statements in 2025 and real-time implementation assessment of enterprise resource planning software in 2024.

All Other Fees. Consists of fees for electronic hosting fees in connection with litigation support in 2025 and 2024 and costs associated with responding to third-party subpoenas in 2024.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by KPMG LLP. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of KPMG LLP requires affirmative votes from the holders of a majority of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote (with the Preferred Stock voting on an as converted to Common Stock basis). If the Company’s shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT
This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee 's function is more fully described in its charter.

Our management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. KPMG LLP, our independent registered public accounting firm for 2025, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2025 with management and with KPMG LLP. These audited consolidated financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC.

Audit Committee:
David Kornblatt, Chair(1)
Reggie Brothers
Dorothy Hayes

(1)	Mr. Kornblatt served on the Audit Committee as the Chair during the 2025 fiscal year and participated in the reviews and discussions described in this report prior to his resignation from the Board on March 3, 2026. Gen. McConville was appointed to the Audit Committee on March 12, 2026 and did not participate in the review of the 2025 audited financial statements or the reviews and discussions described in this report.

PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we allow our shareholders, beginning in 2026, to vote, on an advisory and non-binding basis, on the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Accordingly, you may vote on the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Redwire’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table, the other executive compensation tables and the related narrative disclosures, in this proxy statement.”

As further discussed herein, the Compensation Committee and the Board actively oversee our executive compensation program, adopting changes to this program and awarding compensation as appropriate to reflect Redwire’s circumstances and to promote the main objectives of the program. Our executive compensation program is designed with the goal of serving our shareholders’ long-term interests. The program rewards our named executive officers for the achievement of specific annual and long-term goals and the realization of increased shareholder value. We believe that offering a competitive compensation package is vital to attract, retain and motivate experienced and appropriately qualified executives.

We believe that the information we have provided in this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure alignment of management’s and shareholders’ interests to support long-term value creation.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. This vote also is not a vote on director compensation or on our compensation policies as they relate to risk management.

Our Board is asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement in accordance with SEC rules by voting for this proposal. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nonetheless, our Board and Compensation Committee value our shareholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future named executive officer compensation decisions.

The affirmative vote from the holders of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon (with the Preferred Stock voting on an as converted to Common Stock basis) is required to approve this proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,
ON AN ADVISORY AND NON-BINDING BASIS, OF THE COMPANY’S 2025 NAMED EXECUTIVE
OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of March 27, 2026:

Name	Age	Position
Peter Cannito	53	Chairman, Chief Executive Officer and President
Steve Adlich	63	President, Defense Tech
Chris Edmunds	42	Chief Financial Officer
Aaron Futch	53	Executive Vice President, General Counsel and Secretary
Michael Gold	52	President, Space

Peter Cannito. See Mr. Cannito’s biographical information under the heading titled “Proposal 1 - Election of Directors––Class I Directors (terms expiring in 2028),” beginning on page 9 of this proxy statement.

Steve Adlich. Mr. Adlich joined Redwire in June 2025 through the Company’s acquisition of RDT Holdings and serves as the Company’s President, Defense Tech. Mr. Adlich joined RDT Holdings in March 2023 as Chief of Staff. He previously served as President of Tyovek Manufacturing Group and Tyonek Services Group from May 2016 to March 2023 and prior thereto served in various roles of increasing responsibility in the aerospace and defense industry, including at Lockheed Martin, Chandler/May, Inc., Teledyne Brown Engineering and Northrup Grumman Corporation. Mr. Adlich earned his Bachelor of Science at the Murray State University in Engineering Physics.

Chris Edmunds. Mr. Edmunds joined Redwire in November 2020 and has served as the Company's Chief Financial Officer since December 2025. He previously served as Senior Vice President and Chief Accounting Officer from August 2022 to November 2025 and as our Corporate Controller from November 2020 to August 2022. Prior to joining the Company, Mr. Edmunds served in various roles of increasing responsibility at Ernst & Young LLP from July 2006 to November 2020. Mr. Edmunds is a Certified Public Accountant registered with the states of Florida and Georgia. Mr. Edmunds earned a bachelor’s degree in accounting from Samford University and a master's degree in accounting from the University of Notre Dame.

Aaron Futch. Mr. Futch joined Redwire in May 2024 and has served as the Company’s Executive Vice President, General Counsel and Secretary since joining the Company. Prior to joining the Company, Mr. Futch previously served as Associate General Counsel, Corporate and Regulatory of Virgin Galactic, from May 2023 to March 2024, its Senior Director, Legal, Commercial and Regulatory from January 2021 to May 2023 and its Acting General Counsel from July 2022 to December 2022. Prior to joining Virgin Galactic, he served in various roles of increasing responsibility in the aerospace industry, including at Intelsat General and in the Washington, D.C. office of Paul, Weiss, Rifkind, Wharton & Garrison LLP. Mr. Futch earned his Bachelor of Arts at the University of South Florida and his Juris Doctor from Duke University School of Law.

Michael Gold. Mr. Gold joined Redwire in April 2021 and has served as President of the Company’s Space segment since December 2025. He previously served as President of Redwire’s Civil and International Space business unit from April 2025 to December 2025, Chief Growth Officer from January 2023 to March 2025 and Executive Vice President for Civil Space and External Affairs from April 2021 to December of 2022. Prior to joining the Company, Mr. Gold served as Associate Administrator for Space Policy and Partnerships, Acting Associate Administrator for the Office of International and Interagency Relations and Senior Advisor to the Administrator for International and Legal Affairs at NASA from November 2019 to April 2021. Mr. Gold also served in various roles of increasing responsibility in the aerospace industry, including at Maxar Technologies, Bigelow Aerospace and in the Washington, D.C. offices of Squire Patton Boggs and McGuire Woods LLP. Mr. Gold earned his Bachelor of Arts at Brandeis University and his Juris Doctor from the University of Pennsylvania Law School.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers named in the “—Summary Compensation Table” below.

Overview
We are currently considered a “smaller reporting company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table, an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year, and a Pay for Performance table. Furthermore, our reporting obligations extend only to the following “Named Executive Officers,” (“NEOs”) which are the individuals who served as principal executive officer and the next two most-highly compensated executive officers for the year ended December 31, 2025, and one additional individual for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of the last completed fiscal year:

•	Peter Cannito, Chairman, Chief Executive Officer and President;
•	Chris Edmunds, Chief Financial Officer;
•	Aaron Futch, Executive Vice President, General Counsel and Secretary; and
•	Jonathan E. Baliff, former Chief Financial Officer.
Summary Compensation Table (“SCT”)
The following table presents summary information regarding the total compensation paid to, earned by, and awarded to each of our NEOs for the fiscal year ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Nonequity Incentive Plan Compensation(3)	Other Compensation(4)	Total
Peter Cannito, Chairman, Chief Executive Officer and President	2025	$574,500	—	$3,656,333	$189,585	$12,144	$4,432,562
	2024	$442,308	—	$3,393,563	$296,103	$13,800	$4,145,774
Chris Edmunds, Chief Financial Officer	2025	$307,739	$150,000	$405,389	$45,699	$9,994	$918,821
	2024	$283,085	—	$544,659	$75,867	$10,350	$913,961
Aaron Futch, EVP, General Counsel and Secretary	2025	$382,789	—	$1,010,186	$50,528	$9,310	$1,452,813
Jonathan E. Baliff, former Chief Financial Officer	2025	$444,615	—	$1,883,067	$110,042	$855,832	$3,293,556
	2024	$417,308	—	$2,403,768	$209,697	$24,060	$3,054,833

(1)	Represents a discretionary cash bonus awarded to Mr. Edmunds on July 30, 2025 and paid during 2025 in recognition of his efforts on the RDT Holdings acquisition.

(2)
Amounts reported in this column represent the aggregate grant date fair value of restricted stock units (“RSUs”), including both time-based and performance-based RSUs, granted in 2025 and 2024 to the Named Executive Officers, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). In 2025, the grant date fair value of the time-based RSUs, as computed in accordance with ASC 718, granted to Messrs. Cannito, Edmunds, Futch and Baliff were $1,470,263; $163,013; $406,210 and $757,208, respectively. In 2025, the grant date fair value of the performance-based RSUs, as computed in accordance with ASC 718 using a Monte Carlo simulation model, granted to Messrs. Cannito, Edmunds, Futch and Baliff were $2,186,070; $242,376; $603,976 and $1,125,859, respectively. In 2024, the grant date fair value of the time-based RSUs, as computed in accordance with ASC 718, granted to Messrs. Cannito, Edmunds and Baliff were $1,257,188; $201,776 and $890,506, respectively. In 2024, the grant date fair value of the performance-based RSUs, as computed in accordance with ASC 718 using a Monte Carlo simulation model, granted to Messrs. Cannito, Edmunds and Baliff were $2,136,375; $342,883 and $1,513,262, respectively.
For performance-based RSU awarded in 2025, the grant date fair value assuming the maximum award is achieved (which is calculated as the maximum number of shares with respect to which payment could be achieved, multiplied by the grant date closing price) for Messrs. Cannito, Edmunds, Futch and Baliff were $2,940,526; $.326,026; $812,420 and $1,514,416. For performance-based RSU awarded in 2024, the grant date fair value assuming the maximum award is achieved (which is calculated as the maximum number of shares with respect to which payment could be achieved, multiplied by the grant date closing price) for Messrs. Cannito, Edmunds and Baliff were $2,514,376; $403,552 and $1,781,012.
For 2025, the assumptions used in calculating the grant date fair value of the RSUs pursuant to ASC 718 reported in this column are set forth in Note R of the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. For 2024, the assumptions used in calculating the grant date fair value of the RSUs pursuant to ASC 718 reported in this column are set forth in Note S of the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For further detail regarding these awards, see “—Narrative Disclosure to Summary Compensation Table—Stock Options and Restricted Stock Units.”

(3)	The amounts reported in the Nonequity Incentive Plan Compensation column represent the cash compensation earned under the Company’s Short-Term Incentive Plan for actual performance achieved for the year reported and paid during April of the following fiscal year. See below under “—Narrative Disclosure to Summary Compensation Table—Short-Term Incentive Plan” for additional information.

(4)	The amounts reported in the “All Other Compensation” column for 2025 and 2024 include the following:
	Name	Year	401(k) Match Contribution(a)	Housing/Car Allowance	Severance Benefits(b)
	Peter Cannito	2025	$12,144	—	—
	Chris Edmunds	2025	$9,994	—	—
	Aaron Futch	2025	$9,310	—	—
	Jonathan E. Baliff	2025	$13,800	—	$842,032

	Peter Cannito	2024	$13,800	—	—
	Chris Edmunds	2024	$10,350	—	—
	Jonathan E. Baliff	2024	$13,800	$10,260	—

(a)
Amounts represent matching contributions under the Company’s 401(k) Plan. See below under “—Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.

(b)
Amount represents $840,000 payable as compensation and $2,032 potentially payable as a COBRA reimbursement benefit under Mr. Baliff’s Retirement and Consulting Agreement. See below under “—Narrative Disclosure to Summary Compensation Table—Employment Agreements with Named Executive Officers” for additional information.

Narrative Disclosure to Summary Compensation Table
Offer Letters and Employment Agreements with Named Executive Officers
Peter Cannito
Mr. Cannito is party to an offer letter (“Cannito Offer Letter”) with Holdings, formerly known as Redwire, LLC, formerly known as Cosmos Parent LLC dated as of March 11, 2020. The Cannito Offer Letter does not provide for a specific employment term, but provides that either party may terminate Mr. Cannito’s employment thereunder at any time, with or without cause or notice. The Cannito Offer Letter provides for an annual base salary of $300,000; a target annual bonus opportunity equal to 50% of Mr. Cannito’s base salary; the opportunity to participate in long-term equity incentive awards; and eligibility to participate in our benefit plans generally offered to similarly situated employees.

Chris Edmunds
Mr. Edmunds is party to an employment agreement (“Edmunds Employment Agreement”) with Redwire, effective December 1, 2025. The Edmunds Employment Agreement provides for an initial term of employment that will expire on December 1, 2028 and will automatically renew and extend for subsequent 12-month periods unless either party provides written notice of non-renewal at least 30 days prior to expiration. The Edmunds Employment Agreement provides for an annual base salary of $420,000; a target annual bonus opportunity equal to 100% of Mr. Edmunds’ base salary; the opportunity to participate in long-term equity incentive awards; reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally offered to similarly situated employees. Mr. Edmunds is also eligible to receive an equity award for 2026 equal to 150% of his base salary pursuant to the Redwire Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”).

The Edmunds Employment Agreement also provides for certain severance benefits upon a resignation for “Good Reason” and upon a termination by us without “Cause.” Please see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our NEOs.

Jonathan E. Baliff
In connection with the termination of Mr. Baliff’s employment, the Company and Mr. Baliff entered into a retirement and consulting agreement (the “Retirement and Consulting Agreement”) dated as of October 7, 2025. Pursuant to the Retirement and Consulting Agreement, Mr. Baliff remains subject to non-competition, non-solicitation and non-disparagement covenants that apply during the 12-month period following termination of employment, and perpetual confidentiality covenants. The Retirement and Consulting Agreement provides that during the 13-month period following his termination of employment on November 30, 2025, Mr. Baliff shall provide general advisory services in the capacity of an independent contractor as reasonably requested by the CEO at mutually agreeable times and subject to a limit of 32 hours per month (the “Services”). Mr. Baliff is receiving an aggregate of $840,000 ($70,000 per month for the first 12-months) payable in arrears within 10 days of the end of each 3-month period during the term of the Retirement and Consulting Agreement. Additionally, any outstanding and unvested equity awards made under the 2021 Plan and which are to vest on or prior to December 31, 2026 will continue to vest during the term of the Retirement and Consulting Agreement. Any outstanding and unvested equity awards made under the 2021 Plan and that were to vest after December 31, 2026 were forfeited by Mr. Baliff on November 30, 2025. During the term of the Retirement and Consulting Agreement, Mr. Baliff will be an independent contractor and will not participate in any pension or welfare benefit plans, programs or arrangements of the Company.

Short-Term Incentive Plan (“STIP”)
For 2025, STIP actual performance attained was 33% of the target bonus amount, and performance was assessed based upon (i) revenue, (ii) adjusted EBITDA*, (iii) total contracts awarded** (also referred to as “consolidated bookings”) and (iv) individual performance goals. For 2025, the target bonus amount for Messrs. Cannito, Edmunds, Futch and Baliff was equal to 100%, 45% (originally 40% but subsequently increased to 100% effective December 1, 2025 to reflect Mr. Edmunds’ promotion to Chief Financial Officer), 40% and 75%, respectively, of each such officer’s base salary, and the maximum potential payout was 150% of each such officer’s target bonus amount. For 2024, STIP actual performance attained was 67% of the target bonus amount, and performance was assessed based upon (i) revenue, (ii) adjusted EBITDA*, (iii) cash flows from operating activities and (iv) individual performance goals. For 2024, the target bonus amount for Messrs. Cannito, Edmunds and Baliff was equal to 100%, 40% and 75%, respectively, of each such officer’s base salary, and the maximum potential payout was 150% of each such officer’s target bonus amount. STIP payouts for the 2025 and 2024 performance years were made in April 2026 and April 2025, respectively.

*
Adjusted EBITDA is not a measure of results under generally accepted accounting principles in the United States. Please refer to “Supplemental Non-GAAP Information,” and the reconciliation tables included therein, of our Form 10-K for the fiscal years ended December 31, 2025 and December 31, 2024, filed with the SEC on February 27, 2026 and March 11, 2025, respectively, for details regarding this Non-GAAP measure.

**	Total Contracts Awarded is a key performance indicator. Please refer to “Key Performance Indicators” and the tables included therein, of our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, for additional information.

Stock Options and Restricted Stock Units
On September 2, 2021, the Company adopted and our shareholders approved the 2021 Plan under which the NEOs were granted stock options and RSUs. The Compensation Committee believes that the effective use of long-term, stock-based incentive compensation is integral to the Company’s success and is vital to its ability to achieve strong performance in the future and, therefore, delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of our executives with those of our shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels. Both the stock options and time-based RSUs generally vest with respect to one-third of the award on each of the first three anniversaries of the date of grant, subject to the continued employment of the NEO through each vesting date. Performance-based RSUs generally vest on December 31st of the 3rd calendar year in a performance period at a conversion rate that is based upon the Company’s Closing Price at the end of a 3-year performance period and is subject to the continued employment of the NEO through each vesting date. See “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for details regarding the accelerated vesting provisions applicable to the stock options and RSUs held by our NEOs.

The Company last made a stock option award on July 1, 2022. We do not grant new awards of stock options, stock appreciation rights or similar option-like instruments in anticipation of the release of material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event we determine to grant new stock option or similar awards the Board will evaluate the appropriate steps to take in relation to the foregoing.

2026 Compensation Actions
Effective April 5, 2026, the salary of Mr. Futch increased to $400,000, and the salaries of Messrs. Cannito and Edmunds remained unchanged. The 2026 target annual bonus, expressed as a percentage of each NEO’s salary in effect as of April 5, 2026, for Messrs. Cannito, Edmunds and Futch was set at 100%, 100% and 40%, respectively. Additionally, Mr. Futch received a discretionary bonus of $25,000 on April 10, 2026.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the outstanding stock and option awards held by each of our NEOs as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Peter Cannito	8/22/2020(2)	—	—	—	—	—	—	311,817	$2,369,811
	9/2/2021(3)	300,000	—	$10.03	09/02/2031	—	—	—	—
	7/1/2022(3)	170,000	—	$3.13	07/01/2032	—	—	—	—
	7/3/2023(4)	—	—	—	—	56,667	$430,669	—	—
	7/11/2024(4)	—	—	—	—	112,500	$855,000	—	—
	7/11/2024(5)	—	—	—	—	—	—	168,750	$2,565,000
	7/16/2025(4)	—	—	—	—	84,015	$638,514	—	—
	7/16/2025(6)	—	—	—	—	—	—	—	—
Chris Edmunds	9/2/2021(3)	63,000	—	$10.03	09/02/2031	—	—	—	—
	7/1/2022(3)	24,076	—	$3.13	07/01/2032	—	—	—	—
	7/3/2023(4)	—	—	—	—	6,750	$51,300	—	—
	7/11/2024(4)	—	—	—	—	18,056	$137,226	—	—
	7/11/2024(5)	—	—	—	—	—	—	27,084	$411,677
	7/16/2025(4)	—	—	—	—	9,315	$70,794	—	—
	7/16/2025(6)	—	—	—	—	—	—	—	—
Aaron Futch	7/11/2024(4)	—	—	—	—	12,500	$95,000	—	—
	7/11/2024(5)	—	—	—	—	—	—	18,750	$285,000
	7/16/2025(4)	—	—	—	—	23,212	$176,411	—	—
	7/16/2025(6)	—	—	—	—	—	—	—	—
Jonathan E. Baliff	7/1/2022(3)	114,000	—	$3.13	07/01/2032	—	—	—	—
	7/3/2023(4)	—	—	—	—	30,000	$228,000	—	—
	7/11/2024(4)	—	—	—	—	39,843	$302,807	—	—
	7/11/2024(5)	—	—	—	—	—	—	119,531	$1,816,871
	7/16/2025(4)	—	—	—	—	14,423	$109,615	—	—

(1)	Calculated by multiplying the number of shares or units of stock that have not vested by the closing price, $7.60, of the Company’s common stock as reported on the NYSE on December 31, 2025, which was the last trading day of 2025, except with respect to Mr. Cannito’s Class P Units (see footnote (2) below).

(2)
This row reflects information regarding of Class P Units in Holdings (“Class P Units”) held by our Named Executive Officers that were outstanding and unvested as of December 31, 2025 . The Class P Units represent membership interests that are intended to constitute “profits interests” for federal income tax purposes.
Mr. Cannito was granted awards of Class P Units on October 22, 2020. Under the terms of the applicable award documentation, the Class P Units are divided into three tranches: Tranche I Units (40% of the units granted), Tranche II Units (40% of the units granted) and Tranche III Units (20% of the units granted). The Tranche I and Tranche III Units fully vested upon the consummation of the Business Combination, and therefore are not included in the above table.
The Tranche II Units are subject to performance-based vesting only and vest if certain investor inflows over investor outflows are achieved upon a “Sale of the Company” (as defined in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control,” below) or the payment of an extraordinary cash dividend, so long as the Named Executive Officer remains employed through such sale.
The number of shares reporting as being held by Mr. Cannito reflect his imputed ownership based upon the value of such Tranche II Class P Units, divided by the closing price, $7.60, of the Company’s common stock as reported on the NYSE on December 31, 2025, which was the last trading day of 2025.

(3)	Each of our NEOs was granted stock options under the 2021 Plan. The unvested stock options will vest and become exercisable as follows: (i) 33.33% on the first anniversary of the grant date, (ii) 33.33% vest on the second anniversary of the grant date, and (iii) 33.34% on the third anniversary of the grant date, subject to the continued employment of the NEO through each vesting date.

(4)	Each of our NEOs was granted RSUs under the 2021 Plan that vest as follows: (i) 33.33% on the first anniversary of the grant date, (ii) 33.33% vest on the second anniversary of the grant date, and (iii) 33.34% on the third anniversary of the grant date, subject to the continued employment of the NEO through each vesting date.

(5)	Each of our NEOs was granted performance-based RSUs under the 2021 Plan (as shown in the penultimate far right column) that vest on December 31, 2026 and convert into shares of Common Stock based upon the Company’s closing price of its Common Stock on December 31, 2026 (“2026 Closing Price”) as follows: (i) for a 2026 Closing Price equal to or less than $3.00 per share of Common Stock, 0% times the number of RSUs granted, (ii) for a 2026 Closing Price equal to $5.00 per share of Common Stock, 100% times the number of RSUs granted, and (iii) for a 2026 Closing Price equal to or greater than $7.00 per share of Common Stock, 200% times the number of RSUs granted, subject to the continued employment of the NEO through the vesting date. Straight-line interpolation will be used to determine the conversion rate for a 2026 Closing Price greater than $3.00 but less than $7.00 per share of Common Stock as of December 31, 2026.

Since the closing price on December 31, 2025, which was the last trading day of 2025, exceeds the target performance level of $5.00 per share, the Company disclosed the payout value (as shown in the far right column) at the maximum performance level value for these RSUs grants multiplied by closing price of the Company’s common stock on December 31, 2025.

(6)	Each of our NEOs was granted performance-based RSUs under the 2021 Plan (as shown in the penultimate far right column) that vest on December 31, 2027 and convert into shares of Common Stock based upon the Company’s total shareholder return (“TSR”) compared to the performance of the Russell 2000 Total Return Index (“RUTTR”) during the period beginning January 1, 2025 through December 31, 2027 as follows: (i) TSR performance equal to 25% below the RUTTR will be paid out at 25% times the number of RSUs granted, (ii) TSR performance equal to the RUTTR will be paid out at 100% times the number of RSUs granted, and (iii) TSR performance equal to 30% above the RUTTR will be paid out at 200% times the number of RSUs granted. TSR performance more than 25% below the RUTTR will be paid out at 0% times the number of RSUs granted. Straight-line interpolation will be used to determine the conversion rate for TSR performance relative to the RUTTR falling between the ranges referenced above.

Since TSR performance was more than 25% below the RUTTR as of December 31, 2025, the Company disclosed the payout value (as shown in the far right column) at the threshold performance level value for these RSUs grants multiplied by closing price of the Company’s common stock on December 31, 2025.

Additional Narrative Disclosure
Compensation Consultant
Throughout 2025, Redwire retained Willis Towers Watson (“WTW”) as its compensation advisor. WTW has remained a compensation consultant to management, and the Compensation Committee has not retained a separate consultant. However, WTW did not provide any compensation consulting services to management in 2025. In 2025, WTW provided to the Compensation Committee market data and advice related to peer group selection, NEO target compensation, short-term and long-term incentive plan designs, regulatory developments and corporate governance matters. WTW also attended Compensation Committee meetings to provide its viewpoints and recommendations directly to the Compensation Committee. WTW’s total fees for executive compensation consulting services in 2025 were $108,101.

In addition to the services described above, WTW provided insurance brokerage and consulting services to the Company during 2025. WTW earned the following amounts from these services: (i) fees and commissions of $213,659 in connection with director and officer insurance coverage and (ii) commissions of $374,750 in connection with representations and warranties insurance coverage.

Retirement Benefits
We do not have a defined benefit pension plan or nonqualified deferred compensation plan in which our executive officers are eligible to participate. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the NEOs, can make voluntary pre-tax contributions. In 2025 and 2024, we made the following Company matching contributions to the participants’ retirement plans for: Mr. Cannito – $12,144 and $13,800, respectively, Mr. Edmunds – $9,994 and $10,350, respectively, Mr. Futch – $9,310 (disclosure reflects 2025 matching contribution only) and Mr. Baliff – $13,800 and $13,800, respectively. Such matching contributions consist of a 50% match on the first 8% of each eligible employee’s deferral contribution, subject to the Internal Revenue Code’s qualified defined contribution plan limits. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.

Potential Payments Upon Termination or Change in Control
Class P Units. As described in the footnotes to the “—Outstanding Equity Awards at 2025 Fiscal Year-End” table above, Tranche II of the Class P Units will fully vest upon a Sale of the Company only if certain performance metrics are achieved. The Class P Units are not subject to accelerated vesting in any other scenario, including a termination of the NEO’s employment or services.
For purposes of the Class P Units, a “Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition (whether in one transaction or a series of transactions) of all or substantially all of the assets of Holdings and its subsidiaries to an independent third party or (ii) a transaction or series of transactions, the result of which is that Holdings unitholders and their affiliates immediately prior to the transaction (or series of transactions) are no longer the “beneficial owners” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the voting power of the outstanding voting securities of Holdings. Notwithstanding the previous sentence, if AE Industrial Partners Fund II, L.P. provides written notice to Holdings that a transaction or series of transactions will not be deemed a Sale of the Company, then such transaction or transactions will not be deemed a Sale of the Company.
Stock Options and RSUs. Under the terms of the award agreements evidencing the grant of the stock options and RSUs, including both time-based and performance-based RSUs, to each of the NEOs, if a NEO’s employment is terminated due to death or disability, 100% of the unvested portion of the NEO’s Options and RSUs will become vested as of the date of such termination. Mr. Cannito is party to an Amendment to Redwire Corporation 2021 Omnibus Incentive Plan Stock Award Agreements (the “Cannito Amendment”), effective July 14, 2025, providing that Option and RSU awards made to Mr. Cannito on or prior to the effective date of the Cannito Amendment will vest following the occurrence of a “Change in Control,” (as defined in the 2021 Plan) as of the date of such Change in Control. Except as otherwise set forth in the preceding sentence, if a NEO’s employment is terminated without “Cause” (as defined in the 2021 Plan) within 24 months following the occurrence of a “Change in Control,” (as defined in the 2021 Plan), 100% of the unvested portion of the stock options and RSUs will immediately vest as of the date of such termination. Further, the stock options and RSUs of the NEOs will also fully vest in the event of a Change in Control if the options and RSUs are not assumed (a “Non-Assumption CIC”) by the surviving entity in connection with the Change in Control. Upon the occurrence of a Non-Assumption CIC during any performance period for any unvested performance-based RSUs, then such performance period shall be deemed to end on the day immediately preceding the Change in Control, and the performance requirements will be measured by reference to the price per share of Common Stock to be paid in accordance with the definitive agreement governing the Non-Assumption CIC or, in the absence of such agreement, the closing price per share of Common Stock on the last trading day prior to the Change in Control.
For purposes of the 2021 Plan:
“Cause” means any of the following: (i) the participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its affiliates) (a) constituting a felony or (b) that has, or could reasonably be expected to result in, an adverse impact on the performance of the participant’s duties, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its affiliates, (ii) conduct of the participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its affiliates, (iii) any material violation of the policies of the participant’s employer, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the employer; (iv) the participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service; (v) misappropriation by the participant of any assets or business opportunities of the Company or its affiliates; (vi) embezzlement or fraud committed by the participant, at the participant’s direction, or with the participant’s prior actual knowledge; or (vii) willful neglect in the performance of the participant’s duties or willful or repeated failure or refusal to perform such duties.

“Change in Control” means any of the following: (i) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any person directly or indirectly acquires more than 50% of the total combined voting power of the Company’s securities eligible to vote in the election of the Board; (ii) within two years of the effective date of the 2021 Plan, the Board members who constituted the Board as of the effective date cease to constitute at least a majority of the Board (unless individuals appointed to the Board have been approved by the majority of the members constituting the Board as of the effective date), excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its affiliates that requires the approval of the Company’s shareholders, unless immediately following such transaction the voting power among the holders thereof is in substantially the same proportion as the voting power immediately prior to such transaction; (iv) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person other than the Company’s affiliates.

Employment Agreements and Separation Agreements. Mr. Cannito’s offer letter with Holdings does not provide for severance benefits upon a termination of his employment.
The Edmunds Employment Agreement provides that if Mr. Edmunds’s employment is terminated by the Company without “Cause”, by Mr. Edmunds for “Good Reason”, or as a result of a non-renewal by the Company, subject to Mr. Edmund’s execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants, he will be entitled to:
(1)Severance payments equal to (I) in the case of a termination that does not occur during a Change in Control Period (as defined below), the sum of 12 months’ of his base salary and one times the target bonus for the year in which such termination occurs or (II) in the case of a termination that occurs during the 12-month period following a Change in Control (as defined in the 2021 Plan) (the “Change in Control Period”), an amount equal to the sum of 18 months’ of his base salary and one and one-half times the target bonus for the year in which such termination occurs (such total severance payments, as applicable, the “Severance Payment”), with such Severance Payment paid in substantially equal installments over the 12-month period following the termination date (the “Edmunds Severance Period”); provided, however, that if the termination date occurs during a Change in Control Period, the Severance Payment will be made in a single lump sum on the termination date;
(2)Subject to Mr. Edmunds’ timely election and continued eligibility, the Company shall, at its option pay or reimburse Mr. Edmunds on a monthly basis for the difference between the amount he pays to effect and continue coverage under the Company’s group health plans and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such group health plans (the “COBRA Benefit”). Mr. Edmunds shall be eligible to receive such COBRA Benefit until the earliest of: (I) the last day of the Edmunds Severance Period; (II) the date Mr. Edmunds is no longer eligible to receive COBRA continuation coverage; and (III) the date on which Mr. Edmunds becomes eligible to receive coverage under a group health plan sponsored by another employer;
(3)A pro-rata portion of the annual bonus for the year in which the termination occurs (the “Pro-Rated Bonus Award”), which shall be equal to (I) the annual bonus, if any, that Mr. Edmunds would have earned for the year in which the termination occurs (based on actual performance), multiplied by (II) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such year through the termination date and the denominator of which is the total number of days in such year. The Pro-Rated Bonus Award, if any, will be paid on the date annual bonuses are paid to other executives of the Company (and in all events, by March 15th of the calendar year immediately following the end of the Bonus Year); and
(4)Mr. Edmunds’ outstanding unvested equity awards, if any, will remain outstanding and eligible to vest and settle through the end of the Edmunds Severance Period, subject to and governed by the terms of the applicable award agreements without regard to any condition of continued service; provided, however, that if the termination date occurs during a Change in Control Period, the unvested equity awards held by Mr. Edmunds shall vest on the termination date (and any performance-based awards will be deemed earned at the target level).

For purposes of the Edmunds Employment Agreement:
•“Cause” means: (i) the willful failure or refusal by Mr. Edmunds to perform his lawful duties (other than due to disability); (ii) a breach by Mr. Edmunds of his fiduciary duties to the Company and its direct and indirect subsidiaries (the “Company Group”); (iii) a material breach by Mr. Edmunds of any provision of the Edmunds Employment Agreement or any other written agreement between Mr. Edmunds and one or more members of the Company Group; (iv) conviction of, indictment for, pleading guilty to, or entering of a plea of nolo contendere by Mr. Edmunds for any felony or any crime involving moral turpitude; (v) Mr. Edmunds’ breach of any (A) policy or code of conduct established by any member of the Company Group and applicable to Mr. Edmunds that could reasonably be expected to directly or indirectly adversely impact the business or reputation of the Company or any member of the Company Group or (B) law applicable to the workplace, in the case of each of clauses (A) and (B), regarding anti-harassment, anti-discrimination or anti-retaliation (the “Specified Matters”); (vi) Mr. Edmunds’ material breach of any policy or code of conduct established by a member of the Company Group and applicable to Mr. Edmunds that does not involve a Specified Matter; (vii) Mr. Edmunds’ material violation of any law applicable to the workplace or any member of the Company Group that does not involve a Specified Matter; or (viii) Mr. Edmunds’ gross negligence, willful misconduct, fraud, theft or embezzlement; provided, however, that if Mr. Edmunds’ actions or omissions as set forth in (i), (iii), or (vi) are of such a nature that the Company reasonably determines that they are curable by Edmunds, such actions or omissions must remain uncured 30 days after the Company first provided Edmunds written notice of the obligation to cure such actions or omissions.
•“Good Reason” means: (i) a material diminution in Mr. Edmunds’ base salary or target bonus opportunity (other than as part of one or more reductions in base salaries or target bonus opportunities that apply equally to each of the members of the Company’s senior management team in substantially the same proportions) or title, authority, duties and responsibilities with the Company or its subsidiaries; provided, however, that if Mr. Edmunds is serving as an officer of a subsidiary of the Company or as a member of the board of directors (or similar governing body) of any member of the Company Group or any other entity in which a member of the Company Group holds an equity interest, in no event shall the removal of Mr. Edmunds as an officer of such subsidiary or a board member, regardless of the reason for such removal, constitute Good Reason; (ii) a material breach by the Company of any of its obligations under the Edmunds Employment Agreement; or (iii) the Company’s failure to make an annual 2021 Plan award to Mr. Edmunds.
Recovery of Prior Incentive Compensation
Under the Company's Clawback Policy, if the Company is required to prepare an accounting restatement (“Restatement”), the Board shall take reasonably prompt action to recoup all erroneously awarded compensation that would not have been received had the amount been determined based on the measures in the Restatement. The Board may seek to recoup the erroneously awarded compensation by any means as the Board, in its sole discretion, determines to be appropriate. The Board may also determine whether, and to what extent, additional action is appropriate to address the circumstances surrounding any Restatement to reduce the risk of recurrence and to impose such other discipline as the Board deems fit. This Clawback Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or off-set against any person that may be available under law or otherwise. The Board has delegated to the Compensation Committee its powers to administer the Clawback Policy.
The 2021 Plan provides that any award issued under it shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Compensation Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of the NYSE or SEC. As a result, awards issued pursuant to our equity plans are subject to the Clawback Policy.

Non-Employee Director Compensation
The following table provides information concerning the compensation of each director who served as a member of the Board, but did not serve as an employee of the Company, during the fiscal year ending December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2025. As Chairman, Chief Executive Officer and President and as the former Chief Financial Officer, the compensation of Messrs. Cannito and Baliff, respectively, is shown in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total Compensation ($)
Michael Bevacqua(3)	$52,747	—	$52,747
John S. Bolton(4)(5)	$94,429	$150,003	$244,432
Reggie Brothers(4)	$119,725	$150,003	$269,728
Les Daniels(4)(5)	$65,934	$150,003	$215,937
Michael Greene(6)(7)	$47,253	$150,005	$197,258
Dorothy D. Hayes(8)	$27,813	$150,006	$177,819
Joanne O. Isham(4)	$108,773	$150,003	$258,776
Kirk Konert(4)(9)	$127,500	$150,003	$277,503
David Kornblatt(4)	$137,500	$150,003	$287,503
James McConville(8)	$24,185	$150,006	$174,191
Raphael Wallander(6)	$47,253	$150,005	$197,258

(1)	The amounts in this column represent the portion of the annual cash retainer, as further described below, attributable to Board service during 2025 and which are prorated for any partial year of service on the Board or as a member or Chair of any Board committee.
(2)
The amounts in this column represent the grant date fair value of RSUs granted during 2025. The aggregate grant date fair value of all such awards computed in accordance with FASB ASC Topic 718 is $1,500,042. The assumptions used in calculating the grant date fair value of the awards reported pursuant to ASC 718 are set forth in Note R to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board.

(3)
Pursuant to assignment arrangements, Mr. Bevacqua has transferred all of his beneficial interest in his Board fees and RSUs to Bain Capital Credit, LP, which surrendered the right to receive RSUs for Mr. Bevacqua’s Board service in 2025.

(4)	Stock Award amount consists of 11,802 RSUs vesting on May 22, 2026.
(5)	Messrs. Bolton and Daniels each entered into a Consulting Agreement with the Company pursuant to which each director’s unvested RSUs as of his retirement from the Board will remain outstanding until vesting on May 22, 2026.
(6)	Stock Award amount consists of 9,169 RSUs vesting on July 22, 2026.
(7)	Pursuant to assignment arrangements, Mr. Greene has transferred all of his beneficial interest in his Board fees and RSUs to AEI.
(8)	Stock Award amount consists of 19,109 RSUs vesting on October 29, 2026.
(9)	Pursuant to assignment arrangements, Mr. Konert has transferred all of his beneficial interest in his Board fees and RSUs to AEI.

Director Compensation Policy
Our Board has adopted a non-employee director compensation policy under which our non-employee directors are eligible to receive cash and equity compensation for service on our Board and committees of our Board. Pursuant to this policy, each non-employee director receives an annual retainer of $100,000, which was increased from $75,000 on March 6, 2025. In addition, each non-employee director who serves as a member or chair of a committee will receive the following annual amounts:

Position	Annual Retainer
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Compensation Committee Chair	$20,000
Compensation Committee Member	$10,000
Nominating and Corporate Governance Committee Chair	$15,000
Nominating and Corporate Governance Committee Member	$7,500
In addition to the cash retainers set forth above, each non-employee director will receive an annual grant of RSUs under the 2021 Plan with a grant date fair value equal to approximately $150,000. The RSUs will fully vest on the first anniversary of the grant date, subject to the director’s continued service on the Board. In the event of a Change of Control (as defined in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options and RSUs”), all outstanding RSUs held by non-employee directors will become fully vested, subject to the non-employee director’s continued service on the Board through the date of the Change of Control.

OTHER INFORMATION ABOUT COMPENSATION

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding SEC-defined executive “compensation actually paid” (“CAP”) for the fiscal years listed below in a pay versus performance (“PVP”) table. The PVP table shows CAP for Peter Cannito, our Chairman, Chief Executive Officer and President, who has been identified the principal executive officer (“PEO”) and the average CAP for our other NEOs. As required by the SEC, this section also compares CAP to total shareholder return and to net income to gauge performance at the Company.

Pay Versus Performance Table – Compensation Definitions
Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards” and “Option Awards,” with the differences in how these awards are valued for purposes of SCT total and CAP described in the footnotes below.

Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(2)	Average summary compensation table total for non-PEO named executive officers(3)	Average compensation actually paid to non-PEO named executive officers(2)(3)	Total shareholder return	Net income
2025	$4,432,562	$(6,160,301)	$1,888,397	$(1,401,821)	$267	$(226,552,000)
2024	$4,145,774	$13,462,025	$1,984,397	$4,923,360	$578	$(114,311,000)

(1)	Peter Cannito served as the PEO in 2025 and 2024.
(2)	Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below). The CAP was calculated beginning with the PEO’s “Summary Compensation Table” total, and the average of the non-PEO NEOs’ “Summary Compensation Table” total, with the following amounts being added or deducted from the applicable total compensation:
(3)	Chris Edmunds, Aaron Futch and Jonathan Baliff were non-PEO NEOs in 2025. Chris Edmunds and Jonathan Baliff were non-PEO NEOs in 2024.

	PEO		Non-PEO named executive officers
Adjustments from SCT	2025	2024	2025	2024
Deduction for amounts reported under the “Stock Awards” column in the SCT(a)	$3,656,333	$3,393,563	$1,099,547	$1,474,214
Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year(b)	$638,514	$5,555,250	$118,940	$2,413,283
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year(b)	$(5,208,144)	$6,036,456	$(1,410,875)	$1,720,216
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year(b)	$(2,366,900)	$1,118,108	$(680,124)	$279,678
(Subtract), for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	—	—	$(218,611)	—
Total Adjustments	$(10,592,863)	$9,316,251	$(3,290,217)	$2,938,964

(a)	Reflects the deduction of the aggregate grant date fair value of equity-based awards granted each year as reported in the Stock Awards column of the SCT for the applicable year, calculated in accordance with FASB ASC Topic 718. We did not grant any option awards during these years, so no deductions were made under the Stock Option column of the SCT.

(b)	The fair value of stock awards was based on the closing price of the Company’s Common Stock at the relevant year-end or vesting dates and projected payout amounts based on expected performance ranging from 0% to the maximum amount of 200%. The closing price of the Company’s Common Stock on December 31, 2025, 2024 and 2023 was $7.60, $16.46, and $2.85, respectively. With regards to the fair value of each performance-based equity award, each of which was based upon the closing price of the Company’s Common Stock or total shareholder return compared to the growth of the Russell 2000 Total Return Index, the value was determined based upon the most probable outcome, which was assumed to be the actual performance achieved as of the relevant year-end. Such assumption resulted in an assumed maximum payout of 200% for each award whose payout is based solely upon the closing price of the Company’s Common Stock, and an assumed payout of 0% for each award whose payout is based upon total shareholder return compared to the growth of the Russell 2000 Total Return Index. This number also includes an adjustment for the value of the unvested Class P Units (as defined above) held by Mr. Cannito.

Compensation Actually Paid vs. Total Shareholder Return
$100
$578
$267
$13,462
$4,923
$(6,160)
$(1,402)
2023
2024
2025
PEO CAP ($000)
Non-PEO NEO CAP ($000)
Total Shareholder Return

Compensation Actually Paid vs. Net Income
$(114,311)
$(226,552)
$13,462
$4,923
$(6,160)
$(1,402)
2024
2025
PEO CAP ($000)
Non-PEO NEO CAP ($000)
Net Income ($000)

PROPOSAL 4 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Act and applicable SEC rules, we are asking our shareholders to vote, on an advisory and non-binding basis, on how frequently we should hold future advisory votes to approve the compensation of our named executive officers. Shareholders may vote to hold such advisory votes every year, every two years or every three years.

After careful consideration, our Board and our Compensation Committee believe that submitting executive compensation to an advisory vote by our shareholders on an annual basis is appropriate for the Company and its shareholders at this time. We view the advisory vote on the compensation of our named executive officers as an additional (although not the only) opportunity for our shareholders to communicate with us regarding their views on compensation of our named executive officers.

This proposal requires shareholders to choose among alternatives of “1 year,” “2 years,” “3 years” or “Abstain.” The choice receiving the highest number of votes cast will be considered our shareholders’ preference for the frequency of the shareholders’ non-binding, advisory vote concerning named executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote. The vote with respect to the frequency of future advisory votes on named executive officer compensation is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the results of this vote and take it into consideration when making future decisions regarding the frequency of the shareholders’ advisory vote on named executive officer compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD THE ADVISORY VOTE
ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY YEAR

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
Our Board has adopted a written policy (“RPT Policy”) with respect to the review, approval and ratification of related party transactions. Under the RPT Policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our RPT Policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:

1.	whether the transaction was undertaken in the ordinary course of business of the Company;

2.	whether the related party transaction was initiated by the Company or the related party;

3.	the availability of other sources of comparable products or services;

4.	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

5.	the purpose of, and the potential benefits to the Company of, the related party transaction;

6.	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

7.	the related party’s interest in the related party transaction; and

8.	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith. In addition, under our Code of Conduct, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. The transaction relating to entry into the Original Investor Rights Agreement described below was entered into prior to the adoption of the Company’s written RPT Policy, but it was approved by the applicable board of directors considering similar factors to those described above. The transaction relating to entry into the A&R Investor Rights Agreement described below was approved by the Board, upon recommendation from a special transaction committee of the Board composed entirely of directors who are independent both with respect to Redwire and AEI and its affiliates, considering the factors described above.

Related Party Transactions
RDT Combination
On January 20, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Rollover Seller, RDT Holdings, Echelon Merger Sub, Inc., and Echelon Purchaser, LLC (collectively, the “Merger Parties”), as amended by that certain Amendment, dated as of June 8, 2025, by and among the Merger Parties, pursuant to which Redwire, via the mergers set forth in the Merger Agreement (the “Mergers”), acquired RDT Holdings. Prior to the Mergers, RDT Holdings was owned by Rollover Seller, an affiliate of AEI. At the closing of the transactions contemplated by the Merger Agreement, Redwire paid to Rollover Seller aggregate merger consideration of $925 million (the “Merger Consideration”), subject to customary adjustments for indebtedness, cash, working capital and transaction expenses not paid or assumed by Rollover Seller, consisting of (i) $160 million in cash (which amount included the Seller Note (as described below)) and (ii) $765 million in shares of Common Stock issued at a price per share of $15.07 (the “Equity Consideration”). After giving effect to certain adjustments, an aggregate of 49,764,847 shares of Common Stock were issued to Rollover Seller.

On January 20, 2025, in connection with the Merger Agreement, entities affiliated with AEI, Genesis Park II LP and BCC Redwire Aggregator, L.P (“Bain”) each entered into a voting and support agreement with the Company in which each agreed to vote in favor of the Mergers and related transactions at the stockholders meeting to be called for such purpose, among other things, representing an aggregate of approximately 73% of Redwire's outstanding voting power, and over 50% of Redwire's outstanding voting power held by persons other than AEI and the Company’s management, as of January 20, 2025.

On the RDT Closing Date, the Company entered into an unsecured promissory note agreement with Rollover Seller (the “Seller Note”), which included a note payable of $100.0 million. In June 2025, the Company completed an equity raise and issued 15,525,000 shares of common stock at a price of $16.75 per share for net proceeds of $245.0 million. In accordance with the terms of the Seller Note, the Company used $120.0 million of these proceeds to repay the Seller Note in full, inclusive of the minimum return payment as described above.

Investor Rights Agreement
In connection with our Business Combination, we entered into the Original Investor Rights Agreement with the Principal Shareholders, and the other parties thereto (collectively, the “Holders”) pursuant to which the Holders were entitled to request that we register the Holders’ shares on a registration statement on one or more occasions in the future. The Holders were also entitled to participate in certain of our registered offerings, subject to the restrictions in the Original Investor Rights Agreement. We agreed to pay certain of the Holders’ expenses in connection with the Holders’ exercise of these rights. The registration rights described in this paragraph applied to (i) shares of our Common Stock held by the Holders, (ii) any of our warrants or any shares of Common Stock issued or issuable upon the exercise thereof and (iii) any of our equity securities (or that of our subsidiaries) issued or issuable with respect to the Common Stock described in clauses (i) and (ii) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions. These registration rights were also for the benefit of any subsequent holder of registrable securities; provided that any particular securities would cease to be registrable securities when: (i) a registration statement with respect to the sale of such securities became effective under the Securities Act and such securities were sold, transferred, disposed of or exchanged in accordance with such registration statement; (ii) such securities were otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer were delivered by us and subsequent public distribution of such securities did not require registration under the Securities Act; (iii) such securities ceased to be outstanding; (iv) such securities were sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); or (v) such securities were sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. The Original Investor Rights Agreement also provided Holdings with the right to designate certain nominees for election to our Board.

In connection with the RDT Combination, we entered into the A&R Investor Rights Agreement on June 13, 2025. The A&R Investor Rights Agreement amended and restated the Original Investor Rights Agreement and provided for certain registration rights, including (i) that the Company file a shelf registration statement on Form S-3 with the SEC covering the resale of all securities held by the stockholders party to the A&R Investor Rights Agreement or any of their permitted transferees, which was filed with the SEC on August 7, 2025 and declared effective by the SEC on August 13, 2025 as described in more detail below, and (ii) customary demand and piggyback registration rights for Partners and Rollover Seller.

The A&R Investor Rights Agreement also provides Partners and Rollover Seller with the right to designate certain nominees for election to our Board. See “Board of Directors and Corporate Governance—A&R Investor Rights Agreement” for a description of the nomination rights under the A&R Investor Rights Agreement.

Registration Rights Coordination Agreement
On June 8, 2025, the Company entered into a registration rights coordination agreement (the “RRCA”) with Bain, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P. relating to that certain Registration Rights Agreement, dated October 28, 2022, by and among Redwire, Bain, AE Industrial Partners, Fund II, L.P. and AE Industrial Partners Structured Solutions, which was entered into in connection with the issuance of Preferred Stock. The RRCA required that, if Redwire completed an equity offering within a certain timeframe (a “Post-Closing Offering”), certain of the net proceeds must be used, at Bain’s election, to purchase a portion of Bain’s shares of Preferred Stock. In addition, the Company agreed to file a resale registration statement registering such parties securities no later than 90 days after the RDT Closing Date. On June 18, 2025 and July 17, 2025, following the completion of a Post-Closing Offering, the Company repurchased $$61,485,210 and $2,376,636, respectively, worth of shares of Preferred Stock held by Bain, or 11,195.81 and 432.76, respectively, shares of Preferred Stock equal to 3,670,758 and 141,888, respectively, shares of

Common Stock on an as converted basis, pursuant to the terms of the RRCA. Additionally, on August 7, 2025, the Company filed a registration statement on Form S-3, which was declared effective by the SEC on August 13, 2025 (the “August S-3”), in satisfaction of certain of the Company’s obligation under the RRCA and A&R Investor Rights Agreement. The August S-3 registered: (i) an aggregate of 115,158,576 shares of Common Stock, including shares of Common Stock issuable upon the conversion of Preferred Stock, and 2,000,000 warrants for resale by AEI, and (ii) an aggregate 38,132,369 shares of Common Stock, including shares of Common Stock issuable upon the conversion of Preferred Stock, for resale by Bain. All substantive obligations under the RRCA were fully satisfied as of the filing of the August S-3. Consequently, the RRCA no longer has any practical effect on the Company’s operations and no further transactions are contemplated under the RRCA.

Preferred Stock Offering
On October 28, 2022, the Company entered into the investment agreement (“Bain Investment Agreement”) with Bain and the investment agreement (the “AEI Investment Agreement”) with AE Industrial Partners Fund II, LP (“AEI Fund II”) and AE Industrial Partners Structured Solutions I, LP (“AEI Structured Solutions”, and together with AEI Fund II, “AEI Holders”). Pursuant to the AEI Investment Agreement, the Company issued 40,000 shares of the Preferred Stock to the AEI Holders, for an aggregate purchase price of $40.0 million and, pursuant to the Bain Investment Agreement, the Company issued 40,000 shares of the Preferred Stock to Bain, for an aggregate purchase price of $40.0 million. Bain subsequently acquired an additional 10,000 shares of Preferred Stock from the AEI Holders for an aggregate purchase price of $10.0 million (collectively, the “Purchased Shares”). On May 1, 2023, November 1, 2023, May 1, 2024, November 1, 2024, May 1, 2025 and November 1, 2025, the Company issued additional shares of Preferred Stock as a PIK (defined below) to Bain and AEI in aggregate amounts of 21,857.34 and 16,505.13, respectively. Following the foregoing transactions, AEI Holders and Bain hold 46,505.13 and zero shares of Preferred Stock, respectively.

No holder of Preferred Stock was permitted to transfer any of their shares to any unaffiliated person for twelve (12) months following the closing date of the applicable investment agreement, except for certain exceptions, including that Bain and the AEI Holders each were permitted to transfer shares to each other. Bain and the AEI Holders were provided customary preemptive rights with respect to the Preferred Stock and, after the seventh anniversary of their respective closing dates, for so long as each holder has record and beneficial ownership of at least 50% of the Purchased Shares initially issued to them, may cause the Company to retain an investment banker to identify and conduct a potential sale of the Company.

The Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $3.05 per share, subject to customary anti-dilution and price protective adjustments. The holders of Preferred Stock are entitled to vote with the holders of Common Stock on an as converted to Common Stock basis and have the right, at their option and at any time, to convert their shares into shares of the Common Stock. Each share of Preferred Stock will mandatorily convert upon achieving thresholds related to the Company’s market capitalization and profitability metrics, and the Company is required to make an offer to repurchase the outstanding Preferred Stock upon a fundamental change.

Dividends on the Preferred Stock compound on a semi-annual basis and can be paid in either cash or in kind in the form of additional shares of Preferred Stock (such payment in kind, “PIK”), at the option of the Company, subject to certain exceptions. If paid in cash, such dividends will be paid at a rate of 13% per annum, subject to certain adjustments and exceptions or, if the Company issues PIK dividends, at a rate of 15% per annum, subject to certain adjustments and exceptions. Pursuant to the Registration Rights Agreement, dated October 28, 2022, by and among the Company, Bain, the AEI Holders and the other parties thereto, no later than July 28, 2023, the Company was required to file a shelf registration statement by an agreed upon date to permit the public resale of the Common Stock underlying the Preferred Stock, and each party also has additional demand and “piggyback” registration rights with respect to the Common Stock underlying the Preferred Stock.

The Preferred Stock ranks senior to the Common Stock. In the event of any liquidation or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive in preference to the holders of the Common Stock the greater of (a) the greater of (i) two times the initial value, defined as $1,000 per share and (ii) the initial value plus accrued and unpaid dividends, whether or not declared, and (b) the amount that would have been received based on the if-converted accrued value, defined as initial value plus accrued and unpaid dividends, whether or not declared.

The Bain Investment Agreement also provides Bain Rights to designate nominees for election to our Board. Additionally, the Certificate of Designation filed in connection with the investments made by Bain and the AEI Holders pursuant to the Bain Investment Agreement and AEI Investment Agreement, respectively, provides the AEI Holders, and formerly provided Bain prior to its disposition of all Common Stock and Preferred Stock, rights to designate nominees for election to our Board. See “Board of Directors and Corporate Governance—Certificate of Designation” for a description of the nomination rights under the Certificate of Designation.

Customer Boards of Directors
As of December 31, 2025 and 2024, Peter Cannito, the Company’s Chair, Chief Executive Officer and President, and Kirk Konert, a member of the Board, also served on the board of directors for a current customer of the Company. During the years ended December 31, 2025 and 2024, the Company recognized related party revenues of $1.4 million and $1.4 million, respectively. As of December 31, 2025 and 2024, the Company had related party outstanding receivables of $0.3 million and less than $0.1 million, respectively.

During the fourth quarter of 2022, AE Industrial Partners, LP acquired a majority interest in a customer of the Company and Kirk Konert, a member of the Board, also joined the customer’s board of directors. During the years ended December 31, 2025 and 2024, the Company recognized related party revenues of $1.8 million and $9.1 million, respectively. As of December 31, 2025 and 2024, the Company had related party outstanding receivables of less than $0.1 million and $0.7 million, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our voting securities as of March 27, 2026 for:
•each person known to be the beneficial owner of more than 5% of any class of our voting securities;
•each of our directors;
•each of our NEOs; and
•all of our current executive officers and directors as a group.

The numbers of shares of Common Stock and Preferred Stock beneficially owned and percentages of beneficial ownership are based on 198,918,728 and 46,505.1 shares of Common Stock and Preferred Stock outstanding as of the Record Date, respectively. Shareholders who own shares of our Common Stock, together with shareholders who own shares of our Preferred Stock as of the close of business on the Record Date, are entitled to vote at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Preferred Stock are entitled to a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is convertible. Therefore, holders of shares of Preferred Stock are entitled to an aggregate of 16,067,291 votes on an as converted to Common Stock basis at the Annual Meeting.

Beneficial ownership of the Common Stock is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants, RSUs and shares of Preferred Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date. Shares of Common Stock issuable pursuant to options, warrants, RSUs or shares of Preferred Stock are deemed to be outstanding for purposes of computing the beneficial ownership percentage of Common Stock of the person or group holding such securities but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock owned by them and the address of each beneficial owner listed on the table is c/o 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256.

	Common Stock			Preferred Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Voting Power
5% Shareholders
AE Industrial Partners and affiliates(1)	51,693,289		31.2%	46,505	100.0%	23.1%

Named Executive Officers and Directors
Jonathan E. Baliff	1,556,524	(2)	*	—	*	*
Reggie Brothers	119,271	(3)	*	—	*	*
Frank Calvelli	—		*	—	*	*
Peter Cannito	905,378	(4)	*	—	*	*
Chris Edmunds	184,612	(5)	*	—	*	*
Aaron Futch	52,992		*	—	*	*
Michael Greene	—		*	—	*	*
Dorothy D. Hayes	—		*	—	*	*
Joanne O. Isham	95,397	(3)	*	—	*	*
Kirk Konert	—	(6)	*	—	*	*
James McConville	—		*	—	*	*
All other executive officers	211,302	(7)	*	—	*	*
All Directors and Executive Officers as a Group (12 individuals)	1,568,952		*	—	*	*
* Indicates less than 1%.

(1)    Based on information reported on Amendment No. 16 to Schedule 13D/A (“AE 13D/A”) filed on March 26, 2026 along with other information available to the Company, represents (i) 33,635,167 shares of Common Stock, including 11,802 RSUs that vest within 60 days of March 27, 2026, held of record by Kirk Konert for the benefit of AE Industrial Partners, LP; (ii) 2,000,000 shares of Common Stock issuable upon the exercise of warrants within 60 days of March 27, 2026 held of record by AE Red Holdings, LLC; and (iii) Preferred Stock known to the Company to represent an aggregate of 46,505.13 shares of Preferred Stock held of record as follows: 12,083.58 shares held of record by AE Industrial Partners Fund II-A, LP (“AE Fund II-A”), 46.51 shares held of record by AE Industrial Partners Fund II-B, LP (“AE Fund II-B”), 18,873.33 shares held of record by AE Industrial Partners Fund II, LP (“AE Fund II LP” and together with AE Fund II-A and AE Fund II-B, the “AE Funds”), and 15,501.71 shares held of record by AE Industrial Partners Structured Solutions I, L.P. (“AE Structured LP”). According to the AE 13D/A, voting and dispositive power with respect to the securities reported herein is exercised by Michael Greene and David H. Rowe, the managing members of AeroEquity GP, LLC, which is the general partner of AE Industrial Partners Fund II GP, LP (“AE Fund II GP”) and AE Industrial Partners Structured Solutions I GP, LP (“AE Structured GP”). The AE Funds are the controlling equityholders of AE Red Holdings LLC and Edge Autonomy Ultimate Holdings, LP. AE Fund II GP and AE Structured GP are the general partners of the AE Funds and AE Structured LP, respectively. Each of the entities and individuals named herein disclaims beneficial ownership of the securities held of record by the entities and individuals listed herein, except to the extent of its or their pecuniary interest therein. The business address of each of the foregoing entities and individuals is 6700 Broken Sounds Pkwy NW, Boca Raton, Florida 33487.
The shares of Preferred Stock described above are convertible into an aggregate of 16,067,291 shares of Common Stock within 60 days of March 27, 2026.

(2)    Mr. Baliff is the former Chief Financial Officer. His employment with the Company terminated on November 30, 2025. Includes 370,690 warrants exercisable and stock options exercisable for 114,000 shares of Common Stock within 60 days of March 27, 2026. Based upon information derived from Mr. Baliff’s Section 16 filings and subsequent vesting of performance-based RSUs on December 31, 2025.

(3) Includes 11,802 RSUs vesting within 60 days of March 27, 2026.

(4)    Includes stock options exercisable for 470,000 shares of Common Stock as of March 27, 2026.

(5)    Includes stock options exercisable for 87,076 of Common Stock as of March 27, 2026.

(6)    Does not include 11,802 RSUs that vest within 60 days of March 27, 2026, held of record by Kirk Konert for the benefit of AE Industrial Partners, LP, as disclosed above in footnote (1) to this table.

(7)    Includes stock options exercisable for 72,000 of Common Stock as of March 27, 2026.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of holdings and transactions in the Company’s equity securities with the SEC. The Company assists its directors and executive officers by completing and filing these reports electronically on their behalf. To our knowledge, based solely on a review of copies of these reports and written representations from directors and executive officers, we believe that all Section 16 filing requirements were met during the fiscal year ended December 31, 2025, except that, as a result of a delay in obtaining Gen. McConville’s EDGAR filing codes, Gen. McConville’s Initial Statement of Beneficial Ownership on Form 3 was filed late.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION

In accordance with rules and regulations adopted by the SEC, we may furnish this proxy statement and our annual report to our shareholders of record by providing access to those documents via the internet instead of mailing printed copies. The Notice you received regarding the Internet availability of our proxy materials provides instructions on how you can access our proxy materials for the Meeting and cast your votes for the proposals to be voted on at the Annual Meeting via the internet, by mail or as otherwise detailed on the voting instructions provided by your intermediary. This proxy statement and our annual report and other proxy materials related to the Annual Meeting are available for viewing, printing and downloading free of charge www.proxyvote.com.

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.redwirespace.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward the Notice or proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such Notice or proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person (virtually) or by telephone, facsimile, email or other similar means.

REDWIRE CORPORATION
8226 PHILIPS HIGHWAY, SUITE 101
JACKSONVILLE, FL 32256

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RDW2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received prior to the commencement of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90566-P50026

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REDWIRE CORPORATION

The Board of Directors recommends you vote FOR each of the director nominees below:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Reggie Brothers
02) Michael Greene
03) Dorothy D. Hayes

The Board of Directors recommends you vote FOR proposals 2 and 3 and 1 YEAR on proposal 4.

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. To approve, in an advisory (non-binding) vote, the Company's named executive officer compensation as disclosed in the Proxy Statement ("say-on-pay").	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To recommend, in an advisory (non-binding) vote, the frequency of future advisory votes to approve the Company's named executive compensation ("say-on-pay frequency").	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V90567-P50026

REDWIRE CORPORATION
Annual Meeting of Shareholders
May 20, 2026 10:00 AM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter Cannito, Chris Edmunds and Aaron Futch or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REDWIRE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 20, 2026, at www.virtualshareholdermeeting.com/RDW2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Please refer to the Proxy Statement for a discussion of the Proposals.

Continued and to be signed on reverse side